AMENDMENT TO
SUPERVISION AND ADMINISTRATION AGREEMENT

This amendment (“Amendment”) to the Supervision and Administration Agreement (the “Agreement”) dated as of April 17, 2023, by and between Aristotle Funds Series Trust (the “Trust”) and Aristotle Investment Services, LLC (together, the “Parties”) is effective as of the date hereof.

WHEREAS, the Parties desire to amend Schedule A of the Agreement to reflect the addition of a new series to the Agreement; namely, Aristotle Pacific EXclusive Fund Series C.

WHEREAS, Section 1 of the Agreement contemplates that Schedule A to the Agreement may be amended from time to time.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.Schedule A of the Agreement is hereby deleted and replaced in its entirety by Schedule A attached hereto.

3.Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

ARISTOTLE FUNDS SERIES TRUST,
on behalf of each of its series listed on Schedule A

By: /s/Richard Schweitzer
Name: Richard Schweitzer
Title: President
Date: February 17, 2026

ARISTOTLE INVESTMENT SERVICES, LLC

By: /s/ Joshua Schwab
Name: Joshua Schwab
Title: Chief Financial Officer
Date: February 17, 2026

Schedule A to the
Supervision and Administration Agreement

Effective: February 17, 2026

Fund Supervision and Administration Fee Aristotle Portfolio Optimization Conservative Fund
Class A	0.25%
Class C	0.25%
Class I-2	0.25%
Aristotle Portfolio Optimization Moderate Conservative Fund
Class A	0.25%
Class C	0.25%
Class I-2	0.25%
Aristotle Portfolio Optimization Moderate Fund
Class A	0.25%
Class C	0.25%
Class I-2	0.25%
Aristotle Portfolio Optimization Growth Fund
Class A	0.25%
Class C	0.25%
Class I-2	0.25%
Aristotle Portfolio Optimization Aggressive Growth Fund
Class A	0.25%
Class C	0.25%
Class I-2	0.25%
Aristotle Ultra Short Income Fund
Class A	0.07%
Class I	0.07%
Class I-2	0.07%
Class H	0.07%

Fund	Supervision and Administration Fee
Aristotle Short Duration Income Fund
Class A	0.25%
Class C	0.25%
Class I	0.14%
Class I-2	0.24%
Class H	0.15%
Aristotle Core Income Fund
Class A	0.20%
Class C	0.20%
Class I	0.05%
Class I-2	0.15%
Class H	0.06%
Aristotle Core Bond Fund
Class I	0.09%
Class I-2	0.13%
Class H	0.13%
Aristotle Strategic Income Fund
Class A	0.19%
Class C	0.19%
Class I	0.09%
Class I-2	0.19%
Class H	0.10%
Aristotle Floating Rate Income Fund
Class A	0.20%
Class C	0.20%
Class I	0.12%
Class I-2	0.20%
Aristotle High Yield Bond Fund
Class A	0.20%
Class C	0.20%
Class I	0.05%
Class I-2	0.15%

Fund     Supervision and Administration Fee

Aristotle Small/Mid Cap Equity Fund
Class A	0.25%
Class C	0.25%
Class I	0.20%
Class I-2	0.25%
Aristotle Small Cap Equity Fund
Class A	0.25%
Class C	0.25%
Class I	0.25%
Class R6	0.20%
Class I-2	0.25%
Aristotle Growth Equity Fund
Class A	0.15%
Class I	0.15%
Class I-2	0.15%
Aristotle Value Equity Fund
Class A	0.14%
Class I	0.14%
Class R6	0.06%
Class I-2	0.14%
Aristotle International Equity Fund
Class A	0.18%
Class I	0.18%
Class I-2	0.18%
Aristotle/Saul Global Equity Fund
Class I-2	0.18%
Aristotle Core Equity Fund
Class A	0.15%
Class I	0.15%
Class I-2	0.15%

Fund Supervision and Administration Fee
Aristotle Pacific EXclusive Fund Series H	0.00%
Aristotle Pacific EXclusive Fund Series I	0.00%
Aristotle Pacific EXclusive Fund Series C	0.00%